Exhibit 10.1

AMENDMENT TO PURCHASE AGREEMENT

This Amendment (this "Amendment"), dated as of September 23, 2020, is to that certain Purchase Agreement, dated September 14, 2020 ("Purchase Agreement"), between Sphere 3D Corp. (the "Company") and the investor signatory thereto (the "Investor"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

RECITALS:

A. Whereas, the Purchase Agreement contemplated the Company selling the Investor $3,000,000 of Preferred Stock pursuant to the terms set forth therein;

B. Whereas, the Company and Investor now desire to amend the Purchase Agreement as set forth herein; and

C. Whereas, the Purchase Agreement may be amended in a written instrument signed by the Company and the Investor.

AGREEMENTS

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

1. A new Section 7.10 shall be added to the Purchase Agreement, which shall state as follows:

Section 7.10 Voting.  The Investor and Company hereby covenant and agree that to the extent Investor converts any Preferred Stock into Common Shares, such Common Shares shall be prohibited from being voted with respect to any proposal related to the transactions contemplated by the Purchase Agreement, including on any proposal seeking to obtain shareholder approval of the transactions contemplated by the Purchase Agreement in accordance with Nasdaq rules.

2. Except as modified herein, the Purchase Agreement shall remain in full force and effect.

3. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment. A signature delivered by facsimile shall constitute an original.

4. This Amendment shall be governed pursuant to Section 9.11 of the Agreement.

[Signature Page Follows]

[SIGNATURE PAGE TO AMENDMENT TO PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

COMPANY:

Sphere 3D Corp.

By:	/s/ Peter Tassiopoulos
Name: Peter Tassiopoulos Title: CEO

INVESTOR: ______________________________
By:	/s/ Investor
Name: Title: